As filed with the Securities and Exchange Commission on September 15, 2006
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IONA TECHNOLOGIES PLC
(Exact name of Registrant as specified in its Charter)
Ireland
(State or Other Jurisdiction of Incorporation or Organization)
04-3363877
(I.R.S. Employer Identification No.)
The IONA Building
Shelbourne Road, Ballsbridge
Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

2006 Share Incentive Plan
(Full Title of the Plan)

Christopher M. Mirabile, Esq.
c/o IONA TECHNOLOGIES, INC.
200 West Street
Waltham, MA 02451
(781) 902-8000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Mark T. Bettencourt, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price	Registration Fee
2006 Share Incentive Plan Ordinary Shares, par value €0.0025 per share	4,000,000	$4.12	$16,480,000	$1,763.36

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional Ordinary Shares as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)	The price of $4.12 per share, which is the average of the high and low prices for the American Depositary Receipts evidencing American Depositary Shares representing Ordinary Shares, as reported on the Nasdaq Global Market on September 8, 2006, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
          The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
Item 2. Registrant Information and Employee Plan Annual Information.
          The documents containing the information specified in this Item 2 will be sent or given to employees, directors and others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents filed with the Commission are incorporated by reference in this Registration Statement:
(a) The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2005, filed with the Commission on April 19, 2006;
(b) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2005; and
(c) The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (File No. 0-29154) filed with the Commission pursuant to Section 12(g) of the Exchange Act on February 11, 1997, as amended by the Registrant’s Registration Statement on Form 8A/A as filed with the Commission on February 21, 1997 (including all other amendments or reports filed for the purpose of updating such description), and incorporating by reference the information contained in the Form F-1.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filings.
Item 4. Description of Securities
          Not applicable.
Item 5. Interests of Named Experts and Counsel
          Not applicable.

Item 6. Indemnification of Directors and Officers
          Except as hereinafter set forth, there is no provision of the Registrant’s Memorandum or Articles of Association, or any contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability that he may incur in his capacity as such.
          Article 125 of the Articles of Association of the Registrant provides:
          “Subject to the provisions of and so far as may be admitted by the Acts, every Director, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or them by the Court.”
          Section 200 of the Companies Act, 1963 of Ireland (as amended by the Companies (Amendment) Act, 1983 and the Companies (Auditing and Accounting) Act, 2003) prohibits the giving (whether in the articles of association of a company or in any contract with a company or otherwise) of any exemption from or indemnity against any liability which by virtue of any rule of law would otherwise attach to an officer in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Registrant. Any such officer may however be indemnified by the Registrant against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 391 of the Companies Act, 1963 or Section 42 of the Companies (Amendment) Act, 1983 in which relief is granted to him by the court.
          Section 391 of the Companies Act, 1963 permits an Irish court to relieve an officer from liability for negligence, default, breach of duty or breach of trust if the court considers that the officer acted honestly and reasonably, and that, having regard to all the circumstances of the case, it considers that the officer ought fairly to be excused from liability.
          Under Section 42 of the Companies (Amendment) Act, 1983, a director of a company may be held liable for any amount that a nominee of the company fails to pay for the purpose of paying up any outstanding capital or paying any premium on shares held by the nominee on behalf of the company. Section 42 of the Companies (Amendment) Act, 1983, however, also permits an Irish court to relieve a director from such liability if the court considers that the director acted honestly and reasonably, and that, having regard to all the circumstances of the case, it considers that the director ought fairly to be excused from liability.
          Reference is made to the forms of Underwriting Agreement filed as Exhibits 1.1 and 1.2 to the Registrant’s Registration Statement Form F-1 (File No. 333-6396) and the form of Underwriting Agreement attached as Exhibit 1.1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-81212). The Underwriting Agreements provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
          On December 19, 2005, the Registrant entered into an indemnification agreement with Robert McBride, who was then a consultant to the Registrant in the capacity as the Registrant’s interim chief financial officer. Under the agreement, Mr. McBride is entitled to advancement of expenses by the Registrant in connection with, and indemnification from the Registrant against all expenses and liabilities resulting from, any actual or threatened claims, suits, investigations or other proceedings arising out of the period of Mr. McBride’s service as the Registrant’s interim chief financial officer from October 3, 2005 to February 27, 2006. On February 27, 2006, Mr. McBride became an employee of IONA Technologies, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, and was appointed the Registrant’s Chief Financial Officer.

2

          The Registrant has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits

Exhibit No.	Description of Exhibit

Exhibit 4.1	Restated Articles of Association, as amended, of the Registrant (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-11384) and incorporated herein by reference.

Exhibit 4.2	Memorandum of Association, as amended, of the Registrant (filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form F-1 and incorporated herein by reference).

Exhibit 4.3	Specimen Certificate representing Ordinary Shares (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference).

Exhibit 4.4	2006 Share Incentive Plan.

Exhibit 5.1	Opinion of William Fry.

Exhibit 23.1	Consent of William Fry (included in Exhibit 5.1).

Exhibit 23.2	Consent of Ernst & Young.

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

Exhibit 99.1
Indemnification Agreement by and between the Registrant and Robert McBride dated as of December 19, 2005 (filed as Exhibit 4.15 to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2005 and incorporated herein by reference).

Item 9. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

3

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, That: paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Country of Ireland, on this 15th day of September, 2006.

IONA TECHNOLOGIES PLC
By:	/s/ Peter M. Zotto
Peter M. Zotto
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of IONA Technologies PLC, hereby severally constitute and appoint Peter M. Zotto and Robert McBride, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable IONA Technologies PLC to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Peter M. Zotto Peter M. Zotto	Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2006

/s/ Robert McBride Robert McBride	Chief Financial Officer (Principal Financial and Accounting Officer)	September 15, 2006

/s/ Kevin Melia Kevin Melia	Director	September 15, 2006

/s/ Christopher J. Horn Christopher J. Horn	Director	September 15, 2006

/s/ Sean Baker Sean Baker	Director	September 15, 2006

/s/ John Conroy John Conroy	Director	September 15, 2006

SIGNATURE	TITLE	DATE

/s/ Ivor Kenny Ivor Kenny	Director	September 15, 2006

/s/ James D. Maikranz James D. Maikranz	Director	August 31, 2006

/s/ Bruce J. Ryan Bruce J. Ryan	Director	September 15, 2006

/s/ Francesco Violante Francesco Violante	Director	September 15, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 4.1	Restated Articles of Association, as amended, of the Registrant (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-11384) and incorporated herein by reference.

Exhibit 4.2	Memorandum of Association, as amended, of the Registrant (filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form F-1 and incorporated herein by reference).

Exhibit 4.3	Specimen Certificate representing Ordinary Shares (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference).

Exhibit 4.4	2006 Share Incentive Plan.

Exhibit 5.1	Opinion of William Fry.

Exhibit 23.1	Consent of William Fry (included in Exhibit 5.1).

Exhibit 23.2	Consent of Ernst & Young.

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

Exhibit 99.1	Indemnification Agreement by and between the Registrant and Robert McBride dated as of December 19, 2005 (filed as Exhibit 4.15 to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2005 and incorporated herein by reference).